Exhibit 99

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Jeff Lambert, Jeff Tryka

Lambert, Edwards & Associates

616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Announces Second Quarter 2009 Results

Reports Cash Collections of $87.3 Million, Operating Expenses of 51.6% of Cash Collections

Warren, Mich., July 30, 2009 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced results for the second quarter of 2009. The Company’s second-quarter results included cash collections of $87.3 million and operating expenses of 51.6% of cash collections. The Company reported earnings of $0.03 per fully diluted share for the period.

Asset Acceptance reported cash collections of $87.3 million in the second quarter ended June 30, 2009, versus cash collections of $95.2 million in the year-ago period. For the six-month period ended June 30, 2009, the Company reported cash collections of $181.4 million compared to cash collections of $195.5 million in the first six months of 2008.

Total revenues were $49.1 million in the second quarter of 2009, compared to total revenues of $56.5 million in the second quarter of 2008. Total revenues in the first half of 2009 were $106.1 million versus $120.8 million in the first six months of 2008. Amortization of purchased receivables in the second quarter of 2009 was 44.1% of total cash collections versus 41.0% of total cash collections in the second quarter of 2008. For the first six months of 2009, amortization of purchased receivables was 41.8% of total cash collections versus 38.6% of total cash collections in the same period of last year. The Company reported a second quarter of 2009 net impairment charge of $6.8 million, versus a net impairment charge of $5.0 million in the prior year quarter. Net impairments for the first six months of 2009 totaled $10.3 million, versus $5.4 million for the first six months of 2008.

Net income for the quarter was $0.8 million, or $0.03 per fully diluted share, compared to net income of $2.1 million, or $0.07 per fully diluted share, in the second quarter of 2008. Net income for the first two quarters of 2009 was $5.4 million, or $0.18 per fully diluted share, compared to net income of $8.9 million, or $0.29 per fully diluted share, in the same period of 2008. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), decreased to $43.5 million in the second quarter of 2009, down 7.0% compared to the year-ago period. For the six-month period ended June 30, 2009, Adjusted EBITDA declined to $91.7 million, a decrease of 7.2% when compared to the same six-month period in 2008. Please refer to the table on page 3, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

Asset Acceptance Second Quarter 2009 Results

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During the second quarter of 2009, the Company invested $20.0 million to purchase charged-off consumer debt portfolios with a face value of $727.9 million, for a blended rate of 2.74% of face value. This compares to the prior-year second quarter, when the Company invested $64.8 million to purchase consumer debt portfolios with a face value of $1.9 billion, representing a blended rate of 3.38% of face value. The Company invested $42.0 million to purchase charged-off consumer debt portfolios with a face value of $1.5 billion, for a blended rate of 2.85% during the first six months of 2009, compared to $86.7 million with a face value of $2.5 billion, for a blended rate of 3.53% in the same period of 2008. All purchase data is adjusted for buybacks.

Rion Needs, President and CEO, commented: “The collections environment continues to be challenging in the current economic climate. As unemployment continues to increase we are seeing a negative impact on our liquidation rates, especially in the older vintages where there is decreased collection leverage due to the age of the accounts. However, we believe we will have strong returns on our investments in paper purchased in recent quarters because of our stated strategy of carefully controlling our levels of purchasing in order to save dry powder for the second half of 2009 and full year 2010, which has allowed us to be selective in the portfolios we have acquired.”

Needs continued, “We continue to build increased levels of operational sophistication and data analysis into our daily activities that will serve to maximize collections on our portfolios over the long run. We are particularly focused on our call centers, where we are aggressively increasing our capacity by expanding our collection account representative headcount to achieve better penetration of our inventory. We expect a net increase in collection account representative headcount of 20% by year end and are ahead of plan. We continue to enhance the segmentation of our accounts in order to focus our efforts on those most likely to liquidate, as well as complete our system conversion that will give our workforce the tools they need to maximize every collection opportunity. We believe these efforts will increase our liquidation rates going forward.”

In addition to lower cash collections in the quarter, the Company reported lower operating expenses compared to the prior year. Total operating expenses in the quarter were reduced 9.3% to $45.1 million, from $49.7 million in the second quarter of 2008. For the 2009 second quarter, the Company reported operating expenses of 51.6% of cash collections, down from 52.2% of cash collections in the prior year quarter.

Mark Redman, Senior Vice President and CFO of Asset Acceptance Capital Corp. commented: “We have continued to aggressively manage our cost structure in this difficult collections environment as evidenced by our 51.6% cost to collect ratio during the second quarter. Additionally, as a result of reducing our purchasing activity during the second quarter we paid down the revolving line of credit balance to zero and built our cash position, which stood at $12.9 million at the end of June. We are prepared to increase our level of purchasing in the second half of the year to capitalize on the growing supply of charge-offs resulting from the downturn in the economy.”

Asset Acceptance Second Quarter 2009 Results

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA. The Company indicated that the measure “Adjusted EBITDA” is the basis for its management bonus program and a similar computation is used in its credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net income	$842,287	$2,124,158	$5,444,431	$8,901,982
Add: interest income and expense (net), income taxes, depreciation and amortization	4,070,520	5,600,322	10,415,500	14,120,691
Add (subtract): (gain) loss on disposal of assets	5,137	(2,035)	6,541	(155,557)
Add: impairment of intangible assets	—	—	—	445,651
Add (subtract): other (income) expense	67,963	1,650	(3,814)	(16,333)

Subtotal	4,985,907	7,724,095	15,862,658	23,296,434

Change to balance of purchased receivables	38,486,861	39,152,564	75,896,934	75,841,926

Non-cash revenue	(12,627)	(168,500)	(45,442)	(316,269)

Adjusted EBITDA	$43,460,141	$46,708,159	$91,714,150	$98,822,091

Cash collections	$87,293,577	$95,192,743	$181,410,514	$195,457,024
Other revenues, net	262,610	264,885	514,129	737,822
Operating expenses	(45,060,679)	(49,675,339)	(92,062,348)	(99,777,663)
Depreciation and amortization	959,496	921,970	1,845,314	1,949,774
Impairment of intangible assets	—	—	—	445,651
Loss on disposal of equipment	5,137	3,900	6,541	9,483

Adjusted EBITDA	$43,460,141	$46,708,159	$91,714,150	$98,822,091

Asset Acceptance Second Quarter 2009 Results

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Second Quarter 2009 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 11 a.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until July 30, 2010.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries that the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance Second Quarter 2009 Results

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Supplemental Financial Data

	Q2 ’09	Q1 ’09	Q4 ’08	Q3 ’08	Q2 ’08
	(Unaudited, Dollars in Millions, except collections per account representative)
Total revenues	$49.1	$57.0	$55.0	$58.4	$56.5
Cash collections	$87.3	$94.1	$83.3	$90.8	$95.2
Operating expenses to cash collections	51.6%	50.0%	55.2%	55.2%	52.2%
Traditional call center collections	$36.1	$41.0	$35.1	$38.4	$42.2
Legal collections	$38.5	$38.7	$34.9	$38.1	$39.9
Other collections	$12.7	$14.4	$13.3	$14.3	$13.1
Amortization rate	44.1%	39.7%	34.2%	36.0%	41.0%
Collections on fully amortized portfolios	$15.8	$18.3	$17.7	$18.4	$20.3
Core amortization rate (Note 1)	53.9%	49.3%	43.4%	45.1%	52.1%
Investment in purchased receivables (Note 2)	$20.0	$22.1	$32.0	$35.6	$64.8
Face value of purchased receivables (Note 2)	$727.9	$746.9	$632.0	$719.2	$1,918.6
Average cost of purchased receivables (Note 2)	2.74%	2.95%	5.06%	4.96%	3.38%
Number of purchased receivable portfolios	22	31	23	42	52
Collections per account representative FTE	$38,858	$42,940	$34,994	$39,866	$45,538
Average account representative FTE’s	929	955	1,003	966	939

Note	1: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.
Note	2: All purchase data is adjusted for buybacks.

Asset Acceptance Second Quarter 2009 Results

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The Company provided the following details regarding purchased receivable revenues:

	Three months ended June 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate(1)		Monthly Yield(2)		Net Impairments	Zero Basis Collections
2003 and prior	$14,882,021	$13,402,082	N/M	%	N/M	%	$489,000	$12,484,108
2004	5,633,013	2,475,410	56.1		4.96		1,941,000	901,949
2005	6,103,487	864,320	85.8		1.23		2,488,000	34,537
2006	14,512,193	9,086,793	37.4		5.11		1,701,000	1,610,591
2007	18,191,261	9,907,523	45.5		3.67		—	706,439
2008	22,974,091	9,838,611	57.2		2.85		227,000	88,705
2009	4,997,511	3,244,604	35.1		3.90		—	6,250

Totals	$87,293,577	$48,819,343	44.1		4.83		$6,846,000	$15,832,579

	Three months ended June 30, 2008
Year of Purchase	Collections	Revenue	Amortization Rate(1)		Monthly Yield(2)		Net Impairments	Zero Basis Collections
2002 and prior	$12,784,399	$12,101,312	N/M	%	N/M	%	$—	$11,609,421
2003	10,546,373	9,274,480	12.1		34.90		(537,150)	5,902,566
2004	8,920,506	6,239,920	30.0		7.47		637,317	819,045
2005	10,082,486	2,547,583	74.7		2.02		2,513,000	7,892
2006	21,342,389	11,672,311	45.3		4.72		2,356,000	1,898,018
2007	24,315,224	11,120,941	54.3		2.80		—	35,260
2008	7,201,366	3,252,132	54.8		2.64		—	27,779

Totals	$95,192,743	$56,208,679	41.0		5.58		$4,969,167	$20,299,981

	Six months ended June 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate(1)		Monthly Yield(2)		Net Impairments	Zero Basis Collections
2003 and prior	$32,115,952	$29,595,638	N/M	%	N/M	%	$412,700	$26,617,497
2004	12,509,541	5,799,086	53.6		5.23		3,958,600	1,934,285
2005	13,541,643	4,641,864	65.7		2.97		2,745,000	77,042
2006	30,784,791	20,327,073	34.0		5.44		2,497,000	3,608,141
2007	39,310,080	21,131,396	46.2		3.70		—	1,664,748
2008	47,118,967	20,260,841	57.0		2.76		682,000	178,177
2009	6,029,540	3,803,124	36.9		3.82		—	6,250

Totals	$181,410,514	$105,559,022	41.8		5.08		$10,295,300	$34,086,140

	Six months ended June 30, 2008
Year of Purchase	Collections	Revenue	Amortization Rate(1)		Monthly Yield(2)		Net Impairments	Zero Basis Collections
2002 and prior	$27,359,596	$26,288,995	N/M	%	N/M	%	$(550,000)	$24,688,531
2003	22,443,394	19,419,777	13.5		33.26		(1,018,200)	12,099,253
2004	18,514,737	12,819,248	30.8		7.28		1,687,664	1,794,244
2005	20,694,464	8,307,417	59.9		3.04		2,605,986	44,299
2006	46,230,295	27,206,224	41.2		5.17		2,448,000	3,856,965
2007	51,663,171	22,322,914	56.8		2.64		180,000	35,260
2008	8,551,367	3,566,792	58.3		2.58		—	27,779

Totals	$195,457,024	$119,931,367	38.6		5.92		$5,353,450	$42,546,331

(1)	“N/M” indicates that the calculated percentage for aggregated vintage years is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Asset Acceptance Second Quarter 2009 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues
Purchased receivable revenues, net	$48,819,343	$56,208,679	$105,559,022	$119,931,367
Gain on sale of purchased receivables	—	5,935	—	165,040
Other revenues, net	262,610	264,885	514,129	737,822

Total revenues	49,081,953	56,479,499	106,073,151	120,834,229

Expenses
Salaries and benefits	18,367,377	20,831,373	38,213,894	42,903,346
Collections expense	21,640,610	23,038,448	43,767,293	44,994,121
Occupancy	1,859,381	1,928,829	3,670,242	3,856,317
Administrative	2,228,678	2,950,819	4,559,064	5,618,971
Depreciation and amortization	959,496	921,970	1,845,314	1,949,774
Impairment of assets	—	—	—	445,651
Loss on disposal of equipment and other assets	5,137	3,900	6,541	9,483

Total operating expenses	45,060,679	49,675,339	92,062,348	99,777,663

Income from operations	4,021,274	6,804,160	14,010,803	21,056,566
Other income (expense)
Interest income	3,731	6,778	4,692	30,029
Interest expense	(2,471,838)	(3,250,063)	(5,113,964)	(6,594,660)
Other	(67,963)	(1,650)	3,814	16,333

Income before income taxes	1,485,204	3,559,225	8,905,345	14,508,268
Income taxes	642,917	1,435,067	3,460,914	5,606,286

Net income	$842,287	$2,124,158	$5,444,431	$8,901,982

Weighted-average number of shares:
Basic	30,623,320	30,561,421	30,617,189	30,557,220
Diluted	30,711,491	30,606,807	30,668,037	30,586,249
Earnings per common share outstanding:
Basic	$0.03	$0.07	$0.18	$0.29
Diluted	$0.03	$0.07	$0.18	$0.29

Asset Acceptance Second Quarter 2009 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Cash	$12,927,039	$6,042,859
Purchased receivables, net	327,095,264	361,808,502
Income taxes receivable	593,927	3,934,029
Property and equipment, net	12,664,308	12,526,817
Goodwill	14,323,071	14,323,071
Intangible assets, net	2,348,833	2,453,117
Other assets	5,561,400	7,082,721

Total assets	$375,513,842	$408,171,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,028,701	$3,388,320
Accrued liabilities	17,356,040	21,476,207
Income taxes payable	1,438,288	658,329
Notes payable	144,572,514	181,550,000
Deferred tax liability, net	65,113,382	64,470,002

Total liabilities	$231,508,925	$271,542,858

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,170,177 and 33,169,552 at June 30, 2009 and December 31, 2008, respectively	331,702	331,696
Additional paid in capital	147,677,015	146,915,791
Retained earnings	40,632,745	35,188,314
Accumulated other comprehensive loss, net of tax	(3,492,941)	(4,664,862)
Common stock in treasury; at cost, 2,596,653 and 2,596,521 shares at June 30, 2009 and December 31, 2008, respectively	(41,143,604)	(41,142,681)

Total stockholders’ equity	144,004,917	136,628,258

Total liabilities and stockholders’ equity	$375,513,842	$408,171,116

Asset Acceptance Second Quarter 2009 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities
Net income	$5,444,431	$8,901,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,845,314	1,949,774
Amortization of deferred financing costs	263,303	272,606
Deferred income taxes	176,278	428,777
Share-based and other non-cash compensation	761,230	737,898
Net impairment of purchased receivables	10,295,300	5,353,450
Non-cash revenue	(45,442)	(316,269)
Loss on disposal of equipment and other assets	6,541	9,483
Gain on sale of purchased receivables	—	(165,040)
Impairment of intangible assets	—	445,651
Changes in assets and liabilities:
(Decrease) increase in accounts payable and other accrued liabilities	(2,840,763)	2,171,191
Decrease in other assets	1,258,018	180,474
Increase in net income taxes	4,120,061	200,253

Net cash provided by operating activities	21,284,271	20,170,230

Cash flows from investing activities
Investment in purchased receivables, net of buy backs	(41,138,254)	(84,976,768)
Principal collected on purchased receivables	65,601,634	70,488,476
Proceeds from the sale of purchased receivables	—	167,405
Purchases of property and equipment	(1,885,272)	(4,742,783)
Proceeds from sale of property and equipment	210	2,515

Net cash provided by (used in) investing activities	22,578,318	(19,061,155)

Cash flows from financing activities
Borrowings under notes payable	17,800,000	57,000,000
Repayments of notes payable	(54,777,486)	(58,750,000)
Purchase of treasury shares	(923)	—
Payment of deferred financing costs	—	(660,575)
Repayments of capital lease obligations	—	(13,767)

Net cash used in financing activities	(36,978,409)	(2,424,342)

Net increase (decrease) in cash	6,884,180	(1,315,267)
Cash at beginning of period	6,042,859	10,474,479

Cash at end of period	$12,927,039	$9,159,212

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$5,208,677	$6,502,385
Net cash (received) paid for income taxes	(705,644)	4,993,390
Non-cash investing and financing activities:
Change in fair value of swap liability	(1,639,023)	87,419
Change in unrealized loss on cash flow hedge	1,171,921	(57,317)